UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 20, 2015

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No
001-33072	Leidos Holdings, Inc.	Delaware	20-3562868
11951 Freedom Drive, Reston, Virginia 20190
(571) 526-6000

000-12771	Leidos, Inc.	Delaware	95-3630868
11951 Freedom Drive, Reston, Virginia 20190
(571) 526-6000

 N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01.	Entry into a Material Definitive Agreement.
On March 24, 2015, Leidos Engineering, LLC (“Leidos Engineering”), a wholly-owned subsidiary of Leidos, Inc. (“Leidos”), and Plainfield Renewable Energy, LLC (“PRE”), a wholly owned subsidiary of Leidos Renewable Energy, LLC (“LRE”), entered into a membership interest purchase agreement (the “Agreement”) with Greenleaf Power Consolidated, LLC (“Buyer”), pursuant to which Leidos Engineering has agreed to sell and Buyer has agreed to purchase all of the outstanding equity interests in LRE.
The aggregate consideration to be paid to Leidos Engineering is (a) $112,500,000, subject to certain adjustments (the “Closing Payment”), and (b) certain contingent earn-out payments and other consideration contemplated by the Agreement. At the closing of the sale transaction, Buyer will pay to Leidos Engineering, in cash, $30,937,500 of the Closing Payment, subject to certain adjustments. In addition, upon closing, Buyer will cause newly acquired PRE to enter into a credit agreement with Leidos (the “Credit Agreement”) pursuant to which Buyer shall deliver to Leidos a secured promissory note entered into by PRE in favor of Leidos for the principal amount of the balance of the Closing Payment (the “Note”). Payments under the Credit Agreement and Note are secured by a general security interest in the personal property of PRE, a pledge of the membership interests of PRE and a first mortgage over the real property that comprises the Plainfield Facility.
The closing of the sale transaction is expected to occur in the second quarter of calendar year 2015, subject to the satisfaction of certain closing conditions, including, but not limited to, the expiration of the waiting period pursuant to Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval by the Federal Energy Regulatory Commission, successful completion of an agreed upon engineering test and the receipt of a consent order from the Connecticut Department of Energy and Environmental Protection with respect to environmental matters affecting the Plainfield Facility.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by this reference.

Item 2.02.	Results of Operations and Financial Condition.
On March 25, 2015, Leidos Holdings, Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter and fiscal year ended January 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.
The Company’s management will discuss operations and financial results in an earnings conference call beginning at 8 a.m. eastern on March 25, 2015. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Investor Relations section of the Company’s web site (http://investors.leidos.com).
The information contained in Item 2.02 of this report and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 20, 2015, the Board of Directors of the Company and its operating company, Leidos, Inc. ("Leidos") approved the amendment and restatement of the Bylaws of the Company and Leidos to change both the Company's and Leidos' fiscal year-end from Friday nearest the end of January to Friday nearest the end of December, effective beginning with calendar year 2015. A copy of each of the Amended and Restated Bylaws of Leidos Holdings, Inc. and the Amended and Restated Bylaws of Leidos, Inc. are furnished as Exhibits 3.1 and 3.2, respectively.
This change does not impact our current fiscal year (fiscal year 2015), which ended January 30, 2015. However, calendar year 2015 will be shortened from 12 months to 11 months and end on January 1, 2016.

The Company intends to file its quarterly reports on Form 10-Q based on the new calendar year end beginning with the first quarter of calendar year 2015. The Company also currently plans to report the first quarter of calendar year 2015 as a three month period which will include the results of the last month of fiscal year 2015. As such our Quarterly Report on Form 10-Q for the first quarter of calendar year 2015 would be for the three months ending April 3, 2015. Furthermore, the Company will file its Annual Report on Form 10-K for calendar year 2015 as its transition report, which will cover the 11 month period ending on January 1, 2016.
Calendar quarterly periods for 2015 are:

Fiscal Period	Reporting Period	Report to be Filed
First Quarter of Calendar Year 2015	January 3, 2015 to April 3, 2015	Quarterly Report on Form 10-Q
Second Quarter of Calendar Year 2015	April 4, 2015 to July 3, 2015	Quarterly Report on Form 10-Q
Third Quarter of Calendar Year 2015	July 4, 2015 to October 2, 2105	Quarterly Report on Form 10-Q
Calendar Year 2015 (Transition Period)	January 31, 2015 to January 1, 2016	Transition Report on Form 10-K

Item 8.01.	Other Events.
On March 20, 2015, the Company's Board of Directors designated Chief Executive Officer ("CEO") Roger A. Krone as Chair of the Board, succeeding former CEO John P. Jumper in that role, effective immediately. Mr. Jumper will continue to serve as a member of the Board. Lawrence C. Nussdorf continues to serve as the Company's Lead Independent Director.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Amended and Restated Bylaws of Leidos Holdings, Inc.
Exhibit 3.2	Amended and Restated Bylaws of Leidos, Inc.
Exhibit 10.1	Membership Interest Purchase Agreement by and among Leidos Engineering, LLC, Greenleaf Power Consolidated, LLC and Plainfield Renewable Energy, LLC dated March 24, 2015
Exhibit 99.1	Press Release dated March 25, 2015 issued by Leidos Holdings, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	LEIDOS HOLDINGS, INC.

Date: March 25, 2015	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

(Registrant)	LEIDOS, INC.

Date: March 25, 2015	By:	/s/ Vincent A. Maffeo
Vincent A. Maffeo
	Its:	Executive Vice President and General Counsel

4